EXHIBIT 10.1

FOR IMMEDIATE RELEASE

OPENTV REPORTS SECOND QUARTER 2002 FINANCIAL RESULTS

•	Revenue Down 38% Year-over-Year in a Challenging Business Climate

•	Applications Revenue Up 38% Year-over-Year Totaling 21% of Total Revenue

•	Over 27 Million Middleware Deployments as of June 30, 2002

MOUNTAIN VIEW, Calif., August 8, 2002 — OpenTV (NASDAQ and Euronext Amsterdam: OPTV), the world’s leading interactive television company, today announced its financial results for the quarter ended June 30, 2002.

“The Company continues to increase its world-leading market position with more than 27 million set-top boxes powered by OpenTV, in spite of current industry conditions that have slowed iTV technology and content deployment decisions significantly,” said OpenTV Chief Executive Officer James Ackerman. “However, in light of the current business climate, we do not expect to see revenue growth in the second half of this year as we previously anticipated. As a result, we believe it is unlikely the Company will achieve pro-forma profitability in the fourth quarter of 2002. Consequently, to further reduce operating expenses and preserve our strong cash position, the Company plans to institute a series of aggressive cost-cutting measures.”

Mr. Ackerman continued, “Despite a difficult business environment, we believe OpenTV is in a strong competitive position to take advantage of the emerging iTV industry. As we continue to shift our strategy to a recurring revenue-based model, we believe the combination of our industry leadership position, breadth of technology and content offerings, strong balance sheet, and ongoing initiatives enhance the Company’s opportunities for future growth.”

Consolidated Financial Results

For the quarter ended June 30, 2002, OpenTV’s revenue totaled $14.2 million compared to $22.8 million for the quarter ended June 30, 2001. The Company’s pro-forma1 operating expenses for the quarter ended June 30, 2002 totaled $32.0 million compared to $29.5 million for the quarter ended June 30, 2001. OpenTV’s pro-forma net loss was $16.4 million, or $0.23 per share, for the quarter ended June 30, 2002 compared to a pro-forma net loss of $4.1 million, or $0.06 per share, for the quarter ended June 30, 2001.

On a reported basis, the Company’s net loss for the quarter ended June 30, 2002 totaled $30.8 million, or $0.43 per share, compared to a net loss of $120.2 million, or $1.82 per share, for the quarter ended June 30, 2001. Reported results for the quarter ended June 30, 2001 included $97.7 million, or $1.48 per share, of goodwill amortization.

1  Pro-forma results discussed herein exclude: restructuring costs; amortization of goodwill, other acquisition-related intangibles and share-based compensation; losses on equity investments; and income tax expense.

As of June 30, 2002, OpenTV had cash, cash equivalents and marketable debt securities of $166.4 million compared to $189.5 million as of December 31, 2001.

Core Platform Results

For the quarter ended June 30, 2002, the Company reported revenue of $11.2 million compared to $20.6 million for the quarter ended June 30, 2001. Pro-forma operating expenses for the quarter ended June 30, 2002 totaled $16.3 million compared to $18.8 million for the quarter ended June 30, 2001. Pro-forma operating loss was $5.1 million for the quarter ended June 30, 2002 compared to a pro-forma operating profit of $1.8 million for the quarter ended June 30, 2001.

Based on reports received to date, OpenTV has surpassed 27 million set-top box middleware deployments as of June 30, 2002, an increase of more than 1.6 million deployments from March 31, 2002 and a more than 50 percent increase from the 18.2 million cumulative deployments as of June 30, 2001.

Applications Platform Results

For the quarter ended June 30, 2002, the Company reported revenue of $3.0 million compared to $2.2 million for the quarter ended June 30, 2001. For the quarter ended June 30, 2002, OpenTV generated 21 percent of its total revenue through its applications-related business activities.

Pro-forma operating expenses for the quarter ended June 30, 2002 totaled $15.8 million compared to $10.7 million for the quarter ended June 30, 2001. Pro-forma operating loss was $12.8 million for the quarter ended June 30, 2002 compared to a pro-forma operating loss of $8.5 million for the quarter ended June 30, 2001.

During the quarter, OpenTV continued to deploy new applications and interactive technologies with its existing customer base, including BSkyB and EchoStar, which are expected to pave the way for generating new and recurring revenue streams.

Planned Cost-Cutting Initiatives

OpenTV’s board of directors has approved a restructuring plan designed to eliminate more than $20 million annually from the Company’s expense base. This restructuring plan is subject to approval by Liberty Media Corporation in accordance with the Stock Purchase Agreement between MIH Limited and Liberty Media Corporation dated May 8, 2002. Details of this plan are expected to be communicated during the course of the third quarter.

The Company’s second quarter 2002 financial results conference call will be Webcast live on the Investor Relations section of http://www.opentv.com at 2:00PM PDT on Thursday, August 8, 2002, and will be available there through 5:00PM PDT on Friday, August 16, 2002.

About OpenTV

The world’s leading interactive television company, OpenTV powers more than 27 million set-top boxes worldwide. The Company provides a comprehensive suite of iTV solutions including operating middleware, web browser software, interactive applications, content creation tools, professional support services, and strategic consulting. OpenTV is headquartered in Mountain View, California, with regional offices throughout the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including statements regarding OpenTV’s continued market leadership, strong balance sheet, competitive position, and initiatives for growth. Actual results can differ materially. Risks and uncertainties that could cause actual results to differ from such forward-looking statements, or to which OpenTV’s business is otherwise subject, include, but are not limited to, whether current demand for interactive television will continue, the rate at which the interactive television market will expand or contract, the risk that OpenTV will fail to successfully manage its changing relationships with customers, suppliers and other business partners, whether global economic conditions will affect the business and operational decisions of OpenTV’s customers, suppliers and other business partners in a manner adverse to OpenTV, the level of applications deployed by network operator customers, and other factors that could affect the growth of OpenTV’s recurring revenue, whether and to what extent OpenTV’s core platform will remain profitable, whether and to what extent OpenTV will be able to maintain its cash reserves, whether OpenTV will be able to successfully manage its anticipated expenses, whether unanticipated expenses will arise that OpenTV may incur in future periods, the inability to sufficiently reduce expenses through restructuring actions to enhance future operating performance, the timely identification and development of new products, applications and services, customer acceptance of those products, applications and services and the pricing thereof, the impact of competitive products, applications and services and the pricing of those products, applications and services, the impact of technological constraints and changes in technology, the impact of governmental regulation, the impact on the business and strategy of the Company associated with the anticipated closing of the Liberty Media Corporation/MIH Limited transaction, including the risk of delay or termination of such transaction, and other risk factors detailed in the documents filed from time to time by OpenTV Corp. with the Securities and Exchange Commission, including those risk factors detailed in Item 3.D of OpenTV Corp.’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 26, 2002. OpenTV undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2002 OpenTV Corp. All rights reserved. OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. Static2358, Static and PlayJam are trademarks of Static2358 Limited or its affiliates in the United Kingdom and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contacts:	Gary J. Fuges, CFA	Matt Bell
	Director, Investor Relations	Vice President, Public Relations
	OpenTV	OpenTV
	650-429-5531	650-230-8137
	gfuges@opentv.com	mbell@opentv.com

OPENTV CORP.
Unaudited Pro-Forma Consolidated Statements of Operations
(in thousands, except share and per share amounts)

Note:    The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV’s financial information presented in accordance with generally accepted accounting principles.

	Three Months Ended June 30, 2002			Three Months Ended June 30, 2001
	Reported	Pro-Forma Entries	Pro-Forma	Reported	Pro-Forma Entries	Pro-Forma
Revenues:
Royalties	$4,056	$—	$4,056	$8,903	$—	$8,903
Services and other	6,879	—	6,879	10,939	—	10,939
Channel fees	2,491	—	2,491	—	—	—
License fees	732	—	732	2,925	—	2,925

Total revenues	14,158	—	14,158	22,767	—	22,767

Operating expenses:
Cost of services	9,707	—	9,707	6,729	—	6,729
Research and development	7,666	—	7,666	9,784	—	9,784
Sales and marketing	8,363	—	8,363	8,727	—	8,727
General and administrative	6,291	—	6,291	4,229	—	4,229
Amortization of goodwill	—	—	—	97,692	(97,692)	—
Amortization of acquisition-related intangibles	4,947	(4,947)	—	5,270	(5,270)	—
Amortization of share-based compensation	1,078	(1,078)	—	3,193	(3,193)	—

Total operating expenses	38,052	(6,025)	32,027	135,624	(106,155)	29,469

Loss from operations	(23,894)	6,025	(17,869)	(112,857)	106,155	(6,702)
Other income, net	1,361	—	1,361	2,592	—	2,592
Investment losses	(8,000)	8,000	—	(16,842)	16,842	—
Minority interest	130	—	130	25	—	25

Loss before income taxes	(30,403)	14,025	(16,378)	(127,082)	122,997	(4,085)
Income tax expense	(398)	398	—	6,907	(6,907)	—

Loss before effect of accounting change	(30,801)	14,423	(16,378)	(120,175)	116,090	(4,085)
Effect of accounting change, net of tax	—	—	—	—	—	—

Net loss	$(30,801)	$14,423	$(16,378)	$(120,175)	$116,090	$(4,085)

Shares used in computing net loss per share, basic and diluted	71,906,785		71,906,785	66,087,196		66,087,196

Net loss per share, basic and diluted
Before effect of accounting change	$(0.43)		$(0.23)	$(1.82)		$(0.06)
Effect of accounting change, net of tax	—		—	—		—

	$(0.43)		$(0.23)	$(1.82)		$(0.06)

Note:
1.
Pursuant to Statement of Financial Accounting Standards No. 142, an impairment loss on goodwill of $931 million, net of tax, was recorded as of January 1, 2002, as an accounting change. In addition, goodwill is no longer amortized.

OPENTV CORP.
Unaudited Pro-Forma Consolidated Statements of Operations
(in thousands, except share and per share amounts)

Note:    The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV’s financial information presented in accordance with generally accepted accounting principles.

	Six Months Ended June 30, 2002			Six Months Ended June 30, 2001
	Reported	Pro-Forma Entries	Pro-Forma	Reported	Pro-Forma Entries	Pro-Forma
Revenues:
Royalties	$12,365	$—	$12,365	$19,033	$—	$19,033
Services and other	13,094	—	13,094	19,629	—	19,629
Channel fees	5,149	—	5,149	—	—	—
License fees	3,769	—	3,769	6,482	—	6,482

Total revenues	34,377	—	34,377	45,144	—	45,144

Operating expenses:
Cost of services	18,002	—	18,002	13,709	—	13,709
Research and development	17,238	—	17,238	19,624	—	19,624
Sales and marketing	17,477	—	17,477	25,617	—	25,617
General and administrative	10,533	—	10,533	8,596	—	8,596
Restructuring cost	9,620	(9,620)	—	—	—	—
Amortization of goodwill	—	—	—	195,383	(195,383)	—
Amortization of acquisition-related intangibles	10,038	(10,038)	—	10,542	(10,542)	—
Amortization of share-based compensation	2,243	(2,243)	—	6,541	(6,541)	—

Total operating expenses	85,151	(21,901)	63,250	280,012	(212,466)	67,546

Loss from operations	(50,774)	21,901	(28,873)	(234,868)	212,466	(22,402)
Other income, net	2,775	—	2,775	6,259	—	6,259
Investment losses	(13,500)	13,500	—	(29,014)	29,014	—
Minority interest	277	—	277	96	—	96

Loss before income taxes	(61,222)	35,401	(25,821)	(257,527)	241,480	(16,047)
Income tax expense	(717)	717	—	6,412	(6,412)	—

Loss before effect of accounting change	(61,939)	36,118	(25,821)	(251,115)	235,068	(16,047)
Effect of accounting change, net of tax	(931,267)	931,267	—	—	—	—

Net loss	$(993,206)	$967,385	$(25,821)	$(251,115)	$235,068	$(16,047)

Shares used in computing net loss per share, basic and diluted	71,580,350		71,580,350	65,917,059		65,917,059

Net loss per share, basic and diluted
Before effect of accounting change	$(0.87)		$(0.36)	$(3.81)		$(0.24)
Effect of accounting change, net of tax	(13.01)		—	—		—

	$(13.88)		$(0.36)	$(3.81)		$(0.24)

Notes:
1.
Pursuant to Statement of Financial Accounting Standards No. 142, an impairment loss on goodwill of $931 million, net of tax, was recorded as of January 1, 2002, as an accounting change. In addition, goodwill is no longer amortized.

2.	Restructuring cost consisted of a workforce reduction of approximately 50 people, the closure of several offices and the write-off of fixed assets and lease costs.

OPENTV CORP.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Revenues:
Royalties	$4,056	$8,903	$12,365	$19,033
Services and other	6,879	10,939	13,094	19,629
Channel fees	2,491	—	5,149	—
License fees	732	2,925	3,769	6,482

Total revenues	14,158	22,767	34,377	45,144

Operating expenses:
Cost of services	9,707	6,729	18,002	13,709
Research and development	7,666	9,784	17,238	19,624
Sales and marketing	8,363	8,727	17,477	25,617
General and administrative	6,291	4,229	10,533	8,596
Restructuring cost	—	—	9,620	—
Amortization of goodwill	—	97,692	—	195,383
Amortization of acquisition-related intangibles	4,947	5,270	10,038	10,542
Amortization of share-based compensation	1,078	3,193	2,243	6,541

Total operating expenses	38,052	135,624	85,151	280,012

Loss from operations	(23,894)	(112,857)	(50,774)	(234,868)
Other income, net	1,361	2,592	2,775	6,259
Investment losses	(8,000)	(16,842)	(13,500)	(29,014)
Minority interest	130	25	277	96

Loss before income taxes	(30,403)	(127,082)	(61,222)	(257,527)
Income tax benefit (expense)	(398)	6,907	(717)	6,412

Loss before effect of accounting change	(30,801)	(120,175)	(61,939)	(251,115)
Effect of accounting change, net of tax	—	—	(931,267)	—

Net loss	$(30,801)	$(120,175)	$(993,206)	$(251,115)

Shares used in computing net loss per share, basic and diluted	71,906,785	66,087,196	71,580,350	65,917,059

Net loss per share, basic and diluted:
Before effect of accounting change	$(0.43)	$(1.82)	$(0.87)	$(3.81)
Effect of accounting change, net of tax	—	—	(13.01)	—

	$(0.43)	$(1.82)	$(13.88)	$(3.81)

Notes:
1.
Pursuant to Statement of Financial Accounting Standards No. 142, an impairment loss on goodwill of $931 million, net of tax, was recorded as of January 1, 2002, as an accounting change. In addition, goodwill is no longer amortized.

2.	Restructuring cost consisted of a workforce reduction of approximately 50 people, the closure of several offices and the write-off of fixed assets and lease costs.

OPENTV CORP.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2002	December 31, 2001
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$77,476	$69,249
Short-term marketable debt securities	23,357	28,454
Accounts receivable, net	13,548	22,681
Due from MIH Limited entities	2,048	4,290
Prepaid expenses and other current assets	6,513	7,248

Total current assets	122,942	131,922
Long-term marketable debt securities	65,601	91,839
Property and equipment, net	24,456	24,981
Long-term private equity investments	4,708	15,208
Goodwill, net	514,206	1,435,712
Other intangibles, net	47,437	63,487
Other assets	4,340	4,465

Total assets	$783,690	$1,767,614

Liabilities and shareholders’ equity
Accounts payable	$5,048	$5,785
Accrued liabilities	22,384	19,467
Deferred revenue	10,891	10,825

Total liabilities	38,323	36,077
Minority interest	1,488	1,764
Total shareholders’ equity	743,879	1,729,773

Total liabilities, minority interest and shareholders’ equity	$783,690	$1,767,614

Note:
1.	Pursuant to Statement of Financial Accounting Standards No. 142, an impairment loss on goodwill of $931 million, net of tax, was recorded as of January 1, 2002, as an accounting change.

OPENTV CORP.
Unaudited Condensed Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Cash flows from operating activities:
Net loss	$(30,801)	$(120,175)	$(993,206)	$(251,115)
Adjustments to reconcile net loss to net cash used in operating activities:
Effect of accounting change, net of tax	—	—	931,267	—
Depreciation and amortization of property and equipment	2,543	1,522	4,879	2,843
Amortization of intangible assets and goodwill	4,947	102,962	10,038	205,925
Amortization of share-based compensation	1,078	3,193	2,243	6,541
Deferred income tax benefit	—	(7,436)	—	(7,274)
Provision for doubtful accounts	1,931	727	2,038	847
Non-cash restructuring costs	—	—	1,969	—
Investment losses	8,000	16,842	13,500	29,014
Minority interest	(130)	(25)	(277)	(96)
Changes in operating assets and liabilities	5,038	(4,626)	12,118	(7,010)

Net cash used in operating activities	(7,394)	(7,016)	(15,431)	(20,325)
Cash flows from investing activities:
Purchase of property and equipment	(2,727)	(4,402)	(6,257)	(6,147)
Proceeds from sale of subsidiary	—	—	—	4,625
Cash for acquisition	—	(4,301)	—	(4,301)
Proceeds from sale of marketable equity securities	—	7,158	—	16,486
Increase in private equity investments	—	(2,625)	(3,000)	(2,625)
Decrease (increase) in other assets	(124)	(450)	400	101

Net cash provided from (used in) investing activities	(2,851)	(4,620)	(8,857)	8,139
Cash flows from financing activities:
Proceeds from issuance of Ordinary Shares	482	2,980	924	4,716

Net cash provided from financing activities	482	2,980	924	4,716
Effect of exchange rates on cash	32	(253)	256	(402)

Net decrease in cash and cash equivalents	(9,731)	(8,909)	(23,108)	(7,872)
Cash, cash equivalents and marketable debt securities at beginning of period	176,165	226,019	189,542	224,982

Cash, cash equivalents and marketable debt securities at end of period	$166,434	$217,110	$166,434	$217,110

OPENTV CORP.
Unaudited Pro-Forma Platform Reporting
(in thousands)

Note:    The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV’s financial information presented in accordance with generally accepted accounting principles.

Three Months Ended June 30, 2002	Core Platform	Applications Platform	Total Company
Revenues:
Royalties	$4,056	$—	$4,056
Services and other	6,656	223	6,879
Channel fees	—	2,491	2,491
License fees	463	269	732

Total revenues	11,175	2,983	14,158
Operating expenses	16,275	15,752	32,027

Operating profit (loss)	$(5,100)	$(12,769)	$(17,869)

Three Months Ended June 30, 2001	Core Platform	Applications Platform	Total Company
Revenues:
Royalties	$8,903	$—	$8,903
Services and other	9,388	1,551	10,939
License fees	2,320	605	2,925

Total revenues	20,611	2,156	22,767
Operating expenses	18,769	10,700	29,469

Operating profit (loss)	$1,842	$(8,544)	$(6,702)

OPENTV CORP.
Unaudited Pro-Forma Platform Reporting
(in thousands)

Note:    The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV’s financial information presented in accordance with generally accepted accounting principles.

Six Months Ended June 30, 2002	Core Platform	Applications Platform	Total Company
Revenues:
Royalties	$12,365	$—	$12,365
Services and other	12,308	786	13,094
Channel fees	—	5,149	5,149
License fees	2,197	1,572	3,769

Total revenues	26,870	7,507	34,377
Operating expenses	33,305	29,945	63,250

Operating profit (loss)	$(6,435)	$(22,438)	$(28,873)

Six Months Ended June 30, 2001	Core Platform	Applications Platform	Total Company
Revenues:
Royalties	$19,033	$—	$19,033
Services and other	18,078	1,551	19,629
License fees	4,838	1,644	6,482

Total revenues	41,949	3,195	45,144
Operating expenses	37,861	29,685	67,546

Operating profit (loss)	$4,088	$(26,490)	$(22,402)